SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                    FORM 8-K


                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

                                 April 25, 2000
                -----------------------------------------------
                Date of Report (date of earliest event reported)


                         SILVERTHORNE PRODUCTION COMPANY
              ----------------------------------------------------
             (Exact name of registrant as specified in its charter)



        Colorado                      0-11730                 84-0189377
 ---------------------------      ---------------         ---------------------
(State or other jurisdiction     (Commission File        (I.R.S. Employer
 of incorporation)                Number)                 Identification Number)




    7001 Seaview Avenue NW, Suite 210, Seattle, Washington           98117
    ------------------------------------------------------          --------
           (Address of principal executive offices)                (Zip Code)



       Registrant's telephone number, including area code: (206) 297-6151



                                      N/A
          ------------------------------------------------------------
          (Former name or former address, if changed since last report)

ITEM 2.    ACQUISITION OR DISPOSITION OF ASSETS

     On April 25, 2000, Silverthorne Production Company (the "Company") completed the closing of a stock for stock exchange agreement by and among the shareholders of Aquila International Telecommunications, Inc., a California corporation ("Aquila"), (the shareholders of Aquila are referred to collectively as the "Aquila Shareholders") as Seller, and the Company as Buyer (the "Exchange). Prior to the closing of the Exchange on April 25, 2000 (the "Closing Date"), the Aquila Shareholders owned 100% of the issued and outstanding capital shares of Aquila ("Aquila Shares"). On the Closing Date, the Aquila Shareholders transferred all of the Aquila Shares to the Company and, in exchange therefor, the Company issued to the Aquila Shareholders a total of 2,041,445 shares of the Company's common stock. The number of shares of the Company's common stock issued to the Aquila Shareholders in exchange for the Aquila Shares was determined by negotiations between the Aquila Shareholders and the Company and was based on the market price of the Company's common stock, the fact the Company's common stock to be issued in the Exchange would not be registered and estimates of the value of Aquila's assets, staff, technology, revenue-producing capabilities and physical location. The Aquila assets that were acquired by the Company pursuant to the Exchange included a facility lease, equipment leases and Aquila's customer base.

     Jimmy L. Boswell is President and Chief Operating Officer of the Company and is Chairman of the Board, President and Chief Executive Officer of Aquila. Mr. Boswell is one of the five Aquila Shareholders. Prior to the Exchange, Mr. Boswell beneficially owned 1,600,000 shares of the common stock of the Company underlying an option and beneficially owned approximately 18.7% of the Aquila Shares. Pursuant to the Exchange, Mr. Boswell received 381,750 shares of the common stock of the Company. Immediately following the Exchange, Mr. Boswell beneficially owned a total of 1,981,750 shares of the common stock of the Company, including 1,600,000 shares underlying an option. In addition, a promissory note which was payable to Mr. Boswell by Aquila was terminated as a part of the Exchange.

     David L. Lucas is the Chief Financial Officer of the Company and is a Director, Vice President and Chief Financial Officer of Aquila. Mr. Lucas is one of the five Aquila Shareholders. Prior to the Exchange, Mr. Lucas beneficially owned 1,600,000 shares of the common stock of the Company underlying an option and beneficially owned approximately 18.7% of the Aquila Shares. Pursuant to the Exchange, Mr. Lucas received 381,750 shares of the common stock of the Company. Immediately following the Exchange, Mr. Lucas beneficially owned a total of 1,981,750 shares of the common stock of the Company, including 1,600,000 shares underlying an option. In addition, a promissory note which was payable to Mr. Lucas by Aquila was terminated as a part of the Exchange.

     Messrs. Boswell and Lucas are directors and officers of Inter-American Telecommunications Holding Corporation ("ITHC") and each owns approximately 2.6% of the outstanding stock of ITHC. ITHC owns 24,195,384 shares of the Company's common stock and will receive an additional 37,298,444 shares of the Company's common stock at such time as the Company has a sufficient number of shares authorized to issue the additional shares.

     On July 22, 1999, Inter-American Telecommunications Holding Corporation ("ITHC") and Aquila entered into a Carrier Service Agreement in which ITHC agreed to migrate to Aquila certain ITHC customers pursuant to a telemarketing campaign. The Company assumed the Carrier Service Agreement in connection with the acquisition by the Company of all of the assets of ITHC. As of March 31, 2000, the Company had provided a total of $543,000 in advance payments to Aquila to help cover Aquila's costs associated with the migration of ITHC customers to Aquila.

ITEM 7.   FINANCIAL STATEMENTS AND EXHIBITS.

     (a)  Financial Statements of Business Acquired

          The financial statements required by Item 7(a) of Form 8-K will be filed by amendment by no later than July 10, 2000.

     (b)  Pro Forma Financial Information

          The pro forma financial information required by Item 7(b) of Form 8-K will be filed by amendment by no later than July 10, 2000.

     (c)  Exhibits.

          Exhibit Stock for Stock Exchange Agreement dated April 14, 2000, by and among the shareholders of Aquila International Telecommunications Inc. and Silverthorne Production Company.



















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

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

                                          SILVERTHORNE PRODUCTION COMPANY



Dated:  May 2, 2000                       By: /s/ Darrell H. Hughes
                                              ----------------------------
                                              Darrell H. Hughes,
                                              Chief Executive Officer




















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